MEDIA PURCHASE AGREEMENT

         THIS AGREEMENT is made this 3rd day of June, 1996 by and among Preferred Telecom, Inc., a publicly owned Delaware corporation with principal offices at 12655 N. Central Expressway, Suite 800, Dallas, Texas 75243 and its subsidiaries and affiliates (the "Company"), Source Corp. ("Source") and ADEX ("ADEX"), affiliated companies of GRO Enterprises ("GRO"), each Illinois corporations, with principal offices at 18 West 100 22nd Street, Oakbrook Terrace, Illinois 60181 (hereinafter sometimes collectively referred to as "SC"), and Proxhill Marketing, Ltd., a Colorado corporation with principal offices at 9250 East Costilla Avenue, Suite 650, Englewood, Colorado 80112 ("Proxhill").

                              W I T N E S S E T H:

         WHEREAS, the Company, its subsidiaries and affiliates, is engaged in the business of, but not limited to, offering telecommunication and related products and/or services to both consumers and to businesses; and

         WHEREAS, the Company desires to obtain advertising time and space (Media, as this term is hereinafter defined), for itself, its subsidiaries and affiliates, for promotion of, but not limited to, its products and/or services; and

         WHEREAS, Proxhill is engaged in the business of providing media services, including the purchasing, selling, loaning, trading and reselling of Media and Media-related services to and for emerging and mid-sized growth companies and in connection therewith issues Partially Prepaid Purchase Orders (as these terms are hereinafter defined); and

         WHEREAS, SC is engaged in the business of offering Media and other services, including the purchasing, selling, trading and reselling of Media, the performance of Media Research, Media Plan preparation and Media Plan Execution (as these terms are hereinafter defined) from conventional and unconventional sources to and for participating individuals, firms, and entities located throughout the United States; and

         WHEREAS, the Company desires to acquire a specified amount of Partially Prepaid Purchase Orders from Proxhill, and the Company understands that if the Company, its subsidiaries, affiliates or representatives have established a prior relationship (written or verbal) or Communication (as that term is hereafter defined) with a particular Media Source or Media Vendor, then that Media Source or Media Vendor is not and will not be subject to the terms of this agreement, unless otherwise agreed to by the SC and Proxhill; and

         WHEREAS, Proxhill is willing to issue to the Company a Partially Prepaid Purchase Order (as that term is hereinafter defined) entitling the Company to purchase Media as agreed and approved by Proxhill on the terms and subject to the conditions hereinafter set forth; and
         WHEREAS, SC is willing to honor the Partially Prepaid Purchase Order and recognize, accept, and utilize the same as payment for a portion of the transactions enumerated herein and which otherwise would be paid by the Company by means of cash.

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         NOW,  THEREFORE,  in consideration of the mutual benefits to be derived hereby and the representations, warranties, covenants, and agreements herein contained, the parties hereby incorporate the foregoing recitals into this agreement (the "Agreement") by reference and hereby covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

When used herein, the following terms shall have the meaning ascribed hereto in this Article:

         1.1 "Affiliate" shall have the meaning ascribed thereto under the rules and regulations adopted by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "33 Act") and the Securities Exchange Act of 1934 (the "34 Act").

         1.2 "Aid and Assistance" shall mean customer support services offered by SC to the Company in connection with any transaction made the subject of this Agreement in conformity with those historically rendered by SC's customer service department. These services shall include but not be limited to telephone and fax cooperation and support in planning and executing Media transactions, furnishing of quotes in a timely manner, furnishing information concerning competitive rates and terms and generally affording the Company the benefit of the expertise, knowledge and experience of SC's staff.

         1.3 "Closing" shall mean the date on which this Agreement shall be executed by all parties hereto, and as otherwise provided herein.

         1.4 "Commercials" shall mean 10, 15, 30, 60, 90 or 120 second advertisements for use on television and/or radio that promote the products of the Company and which shall be produced by the Company or by SC for and on behalf of the Company at the Company's expense.

         1.5 "Cost Per Point" shall mean the estimated amount of Dollars required to deliver one rating point (or one percent) of the designated demographic audience within a given spot, television or radio market, as established by a Recognized Industry Source.

         1.6 "Cost Per Thousand" shall mean the cost for every 1,000 units of audience exposed to a Media vehicle.

         1.7 "Media" shall mean 10, 15, 30, 60, 90 or 120-second advertising spot time on television and/or radio stations or cable systems, 10, 15, 30, 60, 90 or-120 second spot time on syndicated or non-syndicated programs and shows broadcast on television and/or radio stations, advertising space on outdoor or indoor billboards, advertising space in local, regional or national magazines, newspapers or other publications of mass appeal, and time and/or space on or in such cross-promotional combination of the foregoing as shall be available from SC's sources.


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         Recognizing  that every media  purchasing  service (such as SC) has its specific resources to secure and purchase media, which is generally governed under contractual arrangements and/or purchasing mechanisms, Media will be purchased exclusively on a subject-to-availability basis. If for any reason SC
cannot  provide  the  specific  Media   requested,   or   confirmation   of  its
availability, within ten (10) business days from the request thereof as more fully described in Sections 1.7, 3.4 and 3.6, then the Company will be notified in writing from SC of the lack of availability and that specific Media will not be governed by the terms of this Agreement, and the Company is free to negotiate or utilize any service of its own choosing.

         1.8 "Media Plan" shall mean the written proposal prepared by SC on the basis of the Media Research (hereinafter defined) and submitted to the Company for approval. The Media Plan will detail the terms and objectives of a given advertising Campaign (as described herein), or series of Campaigns, based on the budget and duration parameters stated to SC by the Company. The Media Plan will delineate: (i) the Media Sources, dates and times of Ad Placement and price per Insertion; (ii) the number and nature of Ads that Shall be required to be produced for Insertion; (iii) delivery of Target Demographic(s); (iv) such other and further information consistent with industry practices.

         1.9 "Campaign" shall mean the sum of all Schedules comprising a designated portion of the Media Plan as defined by time and/or budget and/or Media Source and/or thematic parameters.

         1.10 "Ad" shall mean the unit of advertising used to deliver the Company's message, including (i) time duration specifications for radio, television, and cable television Media Sources; and (ii) size and mechanical specifications of non-electronic Media Sources (i.e., newspapers, magazines, billboards, flyers, etc).

         1.11 "Insertion" shall mean an individual occurrence of an Ad with a Media Source.

         1.12 "Media Source" shall mean the individual vehicle used for Insertion such as but not limited to radio and television station(s), cable system(s), newspaper publisher(s), magazine publisher(s), billboard vendor(s), media time/space broker(s), or syndicator(s), etc.

         1.13 "Market Research" shall mean the identification of the particular market and/or markets as well as the identification of the particular demographics within each such market that the Company desires to reach with any Media Plan hereunder; and the Company shall cooperate fully with SC in supplying SC any information necessary for them to complete their responsibilities pursuant to this Agreement.

         1.14 "Target Demographics" shall mean the specific grouping of persons according to (i) age; and/or (ii) gender; and/or (iii) income; and/or (iv) geographic location; and/or (v) lifestyle; and/or (vi) psychographic profile, as stipulated by the Company for the purpose of defining the type of person to whom the Company would like to advertise.


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         1.15  "Schedule" shall mean the number and time parameters of
Insertions placed with a Media Source.

         1.16 "Placement" (including words used in this Agreement, such as "Place" and "Placed" or any other form thereof) with regard to Schedules, Campaigns, and Media Plans, shall mean the process of requesting and/or ordering, and/or negotiating, and/or confirming Insertions with a Media Source.

         1.17 "Make Good" shall mean the re-scheduling of an Insertion that was pre-empted during the contracted schedule, within a pre-determined, agreed upon period of time following the preemption. That period of time will be stated as part of the proposed Media Campaign or Plan.

         1.18 "Media Plan Execution" shall mean the implementation of the Media Plan by SC within the time and financial parameters set forth in such Media Plan.

         1.19 "Media Research" shall mean the identification by SC of the proper Media to effectively reach the Company's target markets and audiences, based on the goals and objectives of the Company's Media Program.

         1.20 "Media Research Report" shall mean the written report prepared by SC's media department and submitted to the Company that details the parameters of Media Research required to fulfill any Media Plan covered by this Agreement.

         1.21 "Options," if applicable, shall mean the right granted to Proxhill by the Company to purchase the common stock of the Company under the terms and conditions stated herein.

         1.22 "Partially Prepaid Purchase Order" or "Media Credit" shall mean a written form of Media voucher issued by Proxhill that SC has agreed to honor and which shall entitle the Company to acquire Media for the promotion of its products and services, and the Company's other projects for one (1) year payable on a 33.333% cash and 66.666% Credit from the Partially Prepaid Purchase Order.

         1.23 "Recognized Industry Source (Standard)" shall mean nationally recognized media rate authorities (such as the Media Market Guide published by Bethlehem Publishing Company, Incorporated, P.O. Box 119, Bethlehem, New Hampshire, 03574-9981) which have established fair, estimated Media Costs Per Point and/or Costs Per Thousand, for standard demographic audiences, within designated market areas. Cost Per Point and/or Cost Per Thousand estimates may vary to a greater or lesser extent from the estimates provided by a Recognized Industry Standard Source, due to current and immediate market conditions.
However, combined markets Cost Per Point and/or Cost Per Thousand estimates provided by a Recognized Industry Standard Source should be realizable.

         1.24 "Transaction Fee" shall mean the cash fee that the Company shall pay under the terms and conditions as described in Article III, Section 3.2 of this Agreement.

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



         1.25  "Media   Vendor"   shall  mean  a  specific   company,   contact,
representative, or affiliate that can provide written verification of media placement and/or purchase for Media.

         1.26 "Communication(s)" shall mean the establishment of a prior, current, or subsequent communication or contact with a Media Vendor or source wherein it is understood that the Company would use that vendor as a Media provider or conduit for a given period of time or for a given project.

                                   ARTICLE II

                                SALE AND PURCHASE

         2.1 Sale and Purchase. Upon the terms and subject to the conditions hereinafter set forth, and by virtue of their respective execution of this Agreement, Proxhill hereby sells to the Company and the Company hereby purchases and accepts from Proxhill a Partially Prepaid Purchase Order for $1,200,000 worth of Media (the "Purchase Price", as more fully described in Article III). At the Closing, Proxhill shall deliver to the Company a duly executed Partially Prepaid Purchase Order containing a notarized signature of an executive officer of Proxhill warranting the Company's right to purchase Media under the terms of this Agreement in the amount of the Purchase Price.

         2.2 Payment of the Purchase Price - Common Stock. In partial payment of the Purchase Price, and at the Closing of this transaction, the Company shall cause the original issuance and delivery to Proxhill a certificate representing an aggregate of 400,000 authorized but unissued shares of common stock in the Company, $.001 par value per share, valued, for the purposes of this Agreement at $2.00 per share (the "Shares"). The Shares shall be restricted securities as that term is defined under the Securities Act of 1933, as amended (the "33 Act") and as more fully described in Article VI, Section 6.10 of this Agreement. The balance of the Purchase Price shall be paid as provided in Article II, Section
2.3 of this Agreement.

         2.3 Payment of the Purchase Price - Options. In partial payment of the Purchase Price, and at the Closing, the Company shall cause the original issuance and delivery to Proxhill 100,000 options and all other necessary documentation, acknowledging the Company's granting to Proxhill, the right for a five (5) year period of time from the date this Agreement is executed, to purchase 100,000 shares of the Company's common stock at $2.00 per share (the "Options"). Hereafter when the term "Shares and Options" is used, the definition includes the issuance of the 400,000 shares of common stock and the underlying 100,000 shares of common stock for the executions of the Options.

                                   ARTICLE III

                              TERMS AND CONDITIONS

         3.1 Payment of Cash Portion. All Media transactions pursuant to this Agreement shall be consummated on a basis of 33.333% cash and 66.666% Media Credit or as otherwise

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                                        5
outlined in this Agreement, paid from the Partially Prepaid Purchase Order, (as more fully described in Article III, Section 3.4.). The Company, by virtue of its execution of this Agreement, hereby acknowledges that its timely payment of the $400,000.00 cash portion of the Media (the "Cash") is a fundamental and material requirement for the operation of the Media Plan as defined in Article 1, Section 1.8, and effects the ability of Proxhill and SC to implement the intent of the parties as enumerated in this Agreement. Accordingly, and in the event the Company does not tender Cash payments when due or fails to make a Cash payment altogether, (including the failure to pay the Transaction Fee, but cash payments due for execution of Media Plans as described in Article III, Section 3.4, are excluded, and will not apply to this Article III, Section 3.1), such a course of action or failure to act shall be construed as and be deemed to be a fundamental and material breach of this Agreement, entitling Proxhill and SC to suspend further implementation of this Agreement on three (3) business days advance written notice to the Company. The Company shall have ten (10) business days to cure any default and bring current any and all cash payments due from the date the Company was issued the written default notice (as verified by certified mail or fax confirmation). In the event of termination as a result of the failure of the Company to make a Cash payment(s) within the provisions of this Agreement, Proxhill shall be entitled to retain the Shares and Options (as described in Article II) and any cash paid to date as liquidated damages.

         3.2 Payment of Transaction Fee. The Company shall pay an eighty-thousand dollar ($80,000) cash Transaction Fee upon the execution of this Agreement, (which is equal to ten (10%) percent of the Shares and Options portion of this Agreement), to First Capital Investments, Inc., acting as exclusive placement agent for Proxhill via certified funds, wire transfer or any other means specified and accepted by First Capital Investments, Inc.

         3.3 Deposit of Partially Prepaid Purchase Order. As soon as practicable following the Closing, the Company shall deliver the Partially Prepaid Purchase Order to SC; and SC hereby agrees to accept the Partially Prepaid Purchase Order and hold the same for and on behalf of the Company. The Company hereby agrees and acknowledges that the Partially Prepaid Purchase Order can only be deposited and credit may only be executed with SC, with the exception of circumstances as set out in Article III, Section 3.8 Termination. If and when the Company consummates a Media transaction under and pursuant to this Agreement, SC shall debit the Partially Prepaid Purchase Order with the amount of Media utilized by the Company and shall confirm the same to the Company in writing, with a copy to Proxhill. SC hereby specifically covenants and agrees that any Media Plan implemented for and on behalf of the Company hereunder will equal or be less than the Cost Per Point and/or Cost Per Thousand criteria for the same target demographics of any specific market as established by a Recognized Industry Source (as more fully described in Article 1, Section 1.23) and as selected by Proxhill or in cases where there is no industry standard or Recognized Industry Source, published rates. In addition, SC shall furnish the Company with a monthly statement reflecting the amount of Media still held by SC for and on behalf of the Company and shall send a copy thereof to Proxhill. Upon the expiration of the five (5) year term of this Agreement, SC shall return the Partially Prepaid Purchase Order to Proxhill along with a final statement of unused Media, if any, via overnight delivery service for cancellation.


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



         3.4 Use of Partially  Prepaid  Purchase Order For Media.  Within twenty
(20) business days from the date of this Agreement, SC shall initiate a Media Research Report by sending one or more experienced and qualified Media specialists to the Company's facilities , at the Company' expense, as outlined in Article III, Section 3.7, to initiate the process of preparing an initial Media Plan utilizing the Partially Prepaid Purchase Order to purchase Media (the "Initial Media Plan") in markets designated by the Company. With respect to all Media Plans after the Initial Media Plan, the Company shall advise SC at least ninety (90) calendar days prior to the Company's intended use thereof. In the event the Company requests Media that is to be purchased and executed prior to the ninety (90) calendar days to the intended use thereof, the Company understands that SC is under no obligation to obtain the Media for the Company under the terms of this Agreement, but may elect, at SC's sole option to obtain the requested Media on a best efforts basis for the Company. The Company hereby acknowledges and accepts that the Partially Prepaid Purchase Order may only be utilized by it to purchase Media pursuant to a Media Plan. All the Company Media Plans submitted pursuant to this Agreement shall be of a minimum duration of one month; and all Media shall be acquired by SC on a subject- to- availability basis. SC shall submit any and all Media Plans to the Company for approval not less than 45 calendar days prior to the proposed commencement date, with a copy to Proxhill. All Media transactions pursuant to this Agreement shall be consummated on a 33.333% cash, 66.666% Media Credit basis unless otherwise consummated as outlined in this Agreement. The Company shall promptly review SC's Media Plan and communicate either its written approval or its written objections or suggestions to SC within five (5) business days from its receipt thereof. The failure of the Company to respond to SC as herein indicated shall be deemed to be a disapproval of the submitted Media Plan. No media plan shall proceed without the Company's written approval.

         No less than twenty (20) business days prior to the Media Plan execution date of an approved Media Plan, the Company shall pay to SC the cash portion due thereunder and SC shall debit the Partially Prepaid Purchase Order as hereinabove enumerated in Article III, Section 3.4. In the event SC does not receive the required cash portion of the approved Media Plan from the Company no less than the twenty (20) business days prior to the Media Plan execution date, the approved Media Plan shall be deemed null and void and of no further force and effect. Cash payments shall only be due SC when a Media Plan is approved by the Company. Additionally, in the event that the Company wishes to amend an approved Media Plan, SC may, at its sole discretion, deem the approved Media Plan null and void and of no further force or effect. In such event, SC will prepare and submit a new media plan. Any cash which was sent by the Company and held by SC on behalf of the Company for a Media Plan, for any reason (i.e., such as cancellation of purchase order), shall be used by SC for subsequent cash billings for media plans executed for the Company.

         All Media Plans will be prepared pursuant to the terms and conditions of this Agreement, and the parties agree that the Media Credits shall be dedicated for the purchase of Media. The Company understands and agrees that, if the Company, its affiliates or representatives have had prior Communications, written or oral, with a given Media Source or Media Vendor, then that Media Source or Media Vendor requested by the Company shall be excluded and shall not be subject to the terms and conditions of this Agreement. The duration, terms and conditions of the

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Media may be extended or modified only upon the written  consent of the Company,
Proxhill and SC.

         3.5 Services. During the term of this Agreement, and so long as the Company shall own Media Credit and shall furnish its Market Research to SC (if any), SC shall provide the Company with Aid and Assistance in the consummation of transactions involving Media. These services, which shall be offered at no cost to the Company, (other than the expenses as set forth in Article III, Section 3.7), shall include the conduct of further Media Research, the preparation and submission to the Company of written Media Plans and aid and assistance in implementing the Media Plans. In addition, SC shall: (i) furnish the Company and Proxhill with monthly statements summarizing any and all Media activity during the preceding 30 calendar days as well as current Partially Prepaid Purchase Order balances; (ii) assign a customer service representative to the Company to coordinate and expedite Media related transactions.

         3.6 Special Provisions. In the course of implementing the Media Plan, experience has proven that SC will either discover or be presented with the opportunity to make special purchases of Media on terms and conditions outside of the parameters enumerated in this Agreement. In addition, the Company may make special requests of SC that require monetary arrangements outside of those enumerated herein such as, but not limited to accelerating the time tables set forth in Article III, Section 3.4. The Company agrees that the terms of these special situations may vary from the Company using 10% cash - 90% Credit from the Partially Prepaid Purchase to 10% Credit from the Partially Prepaid Purchase
- - 90% cash to make the purchase. Finally, and during the term of this Agreement, market forces beyond the control of the parties may render the purchase of Media
on  the  terms  and  conditions   enumerated  herein  either   impracticable  or
impossible. Situations may also develop whereas SC can provide the Company Media Credit directly with a specific media source or vendor for a specific form of Media under terms as outlined in this Agreement. Upon the occurrence of any event or circumstance enumerated in this Article, SC will provide a written summary to the Company describing the proposed transaction in detail and solicit the Company's written authorization before proceeding with the purchase of any Media on terms and conditions other than as enumerated in this Agreement.

         The Special Provisions of this Article on any proposed purchase outside the terms of this Agreement are subject to availability and will be provided on a best efforts basis. Proxhill cannot guarantee that any Special Provision, either requested by the Company or presented by SC, will be available or obtainable at any given time for the duration of the Agreement.

         3.7 Fees and Expenses. Upon execution of this Agreement, and in addition to Article III, Section 3.2, the Company shall pay a one time $5,000 cash payment to SC via overnight delivery or by wire transfer for the purpose of covering expenses incurred in preparing the Initial Media Plan for the Company, as detailed in Article III, Section 3.4. SC agrees to waive its normal 10% cash transaction fee with respect to any and all transactions consummated by the Company under and pursuant to this Agreement. Notwithstanding the foregoing, the Company shall be responsible for out-of-pocket disbursements incurred by SC on the Company's behalf in connection with the consummation of any transaction under this Agreement. All such expenses

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



shall be billed monthly and paid monthly by the Company. SC shall not incur any expense in excess of $100.00 without the Company's prior written consent

         3.8 Termination. This Agreement shall expire sixty (60) months from the effective date herein, or upon the depletion of credit, whichever occurs first.

         3.9 Transfer. The parties hereby agree that in the event that SC is not providing adequate pricing and/or delivery of the Media as defined in this Agreement, and SC has not remedied the situation after having been given reasonable opportunity to do so, the Company will notify Proxhill and SC in writing within 10 business days providing a full description of the issues giving rise to its complaint. If SC cannot rectify the situation within 21 business days to the Company's satisfaction, Proxhill will use its best efforts to transfer the remaining, unused portion of the Partially Prepaid Purchase Order within sixty (60) days to another media vendor selected by Proxhill. No additional commission or cash fee will be charged to the Company for the transfer.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties to Proxhill and SC:

         4.1 Valid Corporate Existence; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and its securities were issued under said laws. The Company has the corporate power to carry on its business as now conducted and to own its assets. The Company is qualified to conduct business in all foreign jurisdictions in which failure to qualify would have a material adverse effect on the Company and its assets, properties or business, and there has not been any claim by any jurisdiction to the effect that the Company is required to qualify or otherwise be authorized to do business as a foreign corporation therein.

         4.2 Consents. No consents of governmental and other regulatory agencies, foreign or domestic, or of other parties are required to be received by or on the part of the Company to enable it to enter into and carry out this Agreement in all material respects.

         4.3 Corporate Authority, Binding Nature of Agreement. The Company, through its Chief Executive Officer, has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligations of the Company and is enforceable in accordance with its terms.


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



         4.4 Authorized Shares. As of the date of this Agreement, the Company has, and will reserve for issuance, a sufficient number of Shares so as to be able to comply with the terms and conditions of this Agreement.

         4.5 Reporting Status. As of the date of this Agreement, the Company is current in all applicable reporting obligations with all governing bodies including but not limited to, those required by the Securities Exchange Act of 1934. The Company will remain current in these obligations during the term of this Agreement.

         4.6 Cooperation with Registration. Upon request by Proxhill, (of which Proxhill hereby agrees to not request a registration prior to thirty (30) calendar days after the effective date of any Company registration, or in the event the Company fails to complete a registration of its securities, Proxhill will not request a registration of its securities earlier than one-hundred eighty (180) calendar days from the execution date of this Agreement), the Company will timely cooperate with, approve, and execute as necessary, any registration statement, sale or transfer requested by Proxhill that registers Proxhill's securities of the Company exclusively, and which is available under the rules and regulations of the SEC or any other governing body. Said registration, sale or transfer may include transactions pursuant, but are not limited to S-1, S-2, S-3, SB-2, Reg. A, Rule 701, etc.

         Notwithstanding the above, should Proxhill desire to enter into a private sale of the Securities at any time after the execution of this Agreement, (of which private sale may include Regulation S or any other means available to Proxhill under the rules and regulations of the SEC or any other governing body), the Company hereby agrees to cooperate with, approve, and execute as necessary all of the appropriate documentation. Said cooperation will include on a best efforts basis, but not be limited to the Company's corporate counsel's opinion(s) and instructions to the Company's transfer agent, and said cooperation will be provided within ten (10) business days from said request from Proxhill.

         The Company additionally agrees that no other securities of the Company may be "piggy backed" onto any registration statement executed by or on behalf of Proxhill, without Proxhill's prior written approval. The expenses incurred with regard to such registration shall be dealt with as set forth in Article VII, Section 7.2.

         4.7 Permits and Licenses. The Company has, to the best of its knowledge, all permits, licenses, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required to carry on its business as presently conducted; all such permits, licenses, orders, franchises and approvals are in full force and effect, and to the knowledge of the Company, after reasonable inquiry, no suspension or cancellation of any of such permits, licenses, etc. is threatened; and to its knowledge the Company is in compliance in all material respects with all requirements, standards and procedures of the federal state, local and foreign procedures of the federal, state, local and foreign governmental bodies which issued such permits, licenses, orders, franchises and approvals.


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



         4.8 No Breach. To the best knowledge of the Company, neither the execution and delivery of this Agreement nor compliance by the Company with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will, to the best of its knowledge: (i) violate or conflict with any provision of the Articles of Incorporation or By-laws of the Company; (ii) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any Agreement or other document or undertaking, oral or written, to which the Company is a party or by which any of its properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the execution of this Agreement, be, obtained); (iii) result in the creation of any lien, security interest, charge or encumbrances upon the Shares and Options or any of the properties or assets of the Company pursuant to the terms of any such Agreement or instrument; (iv) violate any judgment, order, injunction, decree or award against, or binding upon the Company or upon its properties or assets; or (v) violate any law or regulation of any jurisdiction relating to the Company, its securities, assets or properties, the violation of which would have a material adverse effect on the Company or the Shares and/or Options.

         4.9 Finders. Neither the Company, its officers, directors, nor any of their affiliates have engaged, consented to, or authorized any broker, finder, investment banker or other third party other than Equity Communications, with its principle location at 1512 Grand Avenue, Suite 200, Santa Barbara, CA 93104, to act on its or their behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold Proxhill and SC harmless from liability, including attorneys fees, arising out of any claim to compensation as a broker or finder by an individual, firm or entity engaged by the Company, and the Company takes full responsibility for compensation, if any, to Equity Communications.


         4.10 Issuance of the Shares and Options, Affiliations. The Shares and Options, when issued to Proxhill, will be duly and validly issued, fully paid, and non-assessable with no personal liability attached to the ownership thereof. No executive officer, director, shareholder or affiliate of the Company is affiliated with Proxhill or SC as an executive officer or director and the Shares and Options represent less that 5% of the Company's issued and outstanding common stock capitalization as of the date of this Agreement.

         4.11 Litigation. The Company is not aware of any pending or threatened litigation that would prohibit it from entering into this Agreement, issuing the Shares and Options, or otherwise implementing the terms and conditions of this Agreement.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF SC

SC hereby makes the following representations and warranties to Proxhill and the
Company:


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                                       11

         5.1 Valid Corporate Existence; Qualification. ADEX, Source and GRO are corporations duly organized, validly existing and in good standing under the laws of the State of Illinois. Each has the corporate power to carry on its business as now conducted and to own its assets. Each is qualified to conduct business in all foreign jurisdictions in which failure to qualify would have a material adverse effect on ADEX, Source and GRO and their assets, properties or business, and there has not been any claim by any jurisdiction to the effect that ADEX, Source and GRO is required to qualify or otherwise be authorized to do business as a foreign corporation therein.

         5.2 Corporate Authority, Binding Nature of Agreement. ADEX, Source and GRO through their respective Presidents, have the corporate power to enter into this Agreement and to carry out their respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of each entity and no other corporate proceedings on the part of any such entity are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of ADEX, Source and GRO and is enforceable in accordance with its terms.

         5.3 Permits and Licenses. ADEX, Source and GRO have all permits, licenses, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required, to the best of their respective knowledge, to carry on their respective business as presently conducted; all such permits, licenses, orders, franchises and approvals are in full force and effect, and to the knowledge of ADEX, Source and GRO, after reasonable inquiry, no suspension or cancellation of any of such permits, licenses, etc. is threatened; and ADEX, Source and GRO are in compliance in all material respects with all requirements, standards and procedures of the federal state, local and foreign procedures of the federal, state, local and foreign governmental bodies which issued such permits, licenses, orders, franchises and approvals.

         5.4 Consents. No consents of governmental and other regulatory agencies, foreign or domestic, or of other parties are required to be received by or on the part of ADEX, Source and GRO to enable each of them to enter into and carry out this Agreement in all material respects.

         5.5 Litigation; Compliance with Law. ADEX, Source and GRO hereby jointly and severally warrant that they are not aware of any litigation, pending, that would prohibit them from entering into this Agreement, or otherwise implementing the terms and conditions of this Agreement.

         5.6 No Breach. To the best of their respective knowledge, neither the execution and delivery of this Agreement nor compliance by ADEX, Source and GRO with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will: (i) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which ADEX, Source and GRO is a party or by which any of their properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been,

CORPDAL:53206.1  26287-00001
                                       12
or will, prior to the execution of this Agreement, be, obtained); (ii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ADEX, Source and GRO pursuant to the terms of any such Agreement or instrument; (iii) violate any judgment, order, injunction, decree or award against, or binding upon ADEX, Source and GRO or upon their properties or assets; or (iv) violate any law or regulation of any jurisdiction relating to ADEX, Source and GRO, their assets or properties, the violation of which would have a material adverse effect on ADEX, Source and GRO.

         5.7 Brokers. Neither SC, Adex, Source and GRO nor any of their respective affiliates have engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

         5.8 Recognition. ADEX, Source and GRO hereby agree and covenant that they will accept the Partially Prepaid Purchase Order for the Media portion of any transaction sought to be consummated by the Company hereunder. ADEX, Source and GRO shall treat and accept the Partially Prepaid Purchase Order in accordance with this Agreement regardless of whether or not Proxhill is in existence when the Partially Prepaid Purchase Order is sought to be utilized by the company.

         5.9 Pricing. ADEX, Source and GRO hereby specifically covenant and agree that any Media Plan implemented for and on behalf of the Company hereunder will equal or be less than the Cost Per Point and/or Cost Per Thousand criteria for the targeted demographics of any given market as established by a Recognized Industry Standard Source or, in the event where there is no industry standard or Recognized Industry Source, published rates.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PROXHILL

Proxhill hereby makes the following representations and warranties to SC and the
Company:

         6.1 Valid Corporate Existence; Qualification. Proxhill is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Proxhill has the corporate power to carry on its business as now conducted and to own its assets. Proxhill is qualified to conduct business in all foreign jurisdictions in which failure to qualify would have a material adverse effect on Proxhill and its assets, properties or business, and there has not been any claim by any jurisdiction to the effect that Proxhill is required to qualify or otherwise be authorized to do business as a foreign corporation therein.

         6.2 Corporate Authority, Binding Nature of Agreement. Proxhill through its President has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Proxhill and no other corporate proceedings on the part of Proxhill are necessary to authorize the execution

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                                       13
and  delivery  of  this  Agreement  and  the  consummation  of the  transactions
contemplated   hereby.   This  Agreement   constitutes  the  valid  and  binding
obligations of Proxhill and is enforceable in accordance with its terms.

         6.3 Consents. No consents of governmental and other regulatory agencies, foreign or domestic, or of other parties are required to be received by or on the part of Proxhill to enable it to enter into and carry out this Agreement in all material respects.

         6.4 Permits and Licenses. Proxhill has, to the best of its knowledge, all permits, licenses, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required to carry on its business as presently conducted; all such permits, licenses, orders, franchises and approvals are in full force and effect, and to the knowledge of Proxhill, after reasonable inquiry, no suspension or cancellation of any of such permits, licenses, etc. is threatened; and to its knowledge Proxhill is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign procedures of the federal, state, local and foreign governmental bodies which issued such permits, licenses, orders, franchises and approvals.

         6.5 Binding Nature of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly reviewed and approved by Proxhill and no other proceedings on the part of Proxhill are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

         6.6 Litigation; Compliance with Law. Proxhill hereby warrants that it is not aware of any litigation, pending, that would prohibit it from entering into this Agreement, issuing the Partially Prepaid Purchase Order, or otherwise implementing the terms and conditions of this Agreement.

         6.7 No Breach. To the best of its knowledge, neither the execution and delivery of this Agreement nor compliance by Proxhill with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will: (i) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any Agreement or other document or undertaking, oral or written to which Proxhill is a party or by which any of its properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the execution of this Agreement, be, obtained); (ii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Proxhill pursuant to the terms of any such Agreement or instrument; (iii) violate any judgment, order, injunction, decree or award against or binding upon Proxhill or upon its properties or assets; or (iv) violate any law or regulation of any jurisdiction relating to Proxhill, its assets or properties, the violation of which would have a material adverse effect on Proxhill.

         6.8 Brokers. Neither Proxhill nor any of its affiliates have engaged, consented to or

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                                       14
authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

         6.9 Issuance of Credits. Proxhill has the full right and authority to issue the Partially Prepaid Purchase Order to the Company hereunder and the same when issued, will be duly and validly issued, fully paid with no liability attaching to the ownership thereof.

         6.10 Restricted Securities. Proxhill has been advised by counsel, and by virtue of its execution of this Agreement, hereby accepts and acknowledges that the Shares and Options will not be registered under the 33 Act; and that in executing this Agreement and issuing the Shares and Options to Proxhill, the Company will be relying upon an exemption from registration based upon the investment representations of Proxhill. In this regard, Proxhill hereby represents and warrants to and covenants with the Company that: (i) it will be acquiring the Shares and Options for investment purposes and without a view towards the distribution or resale thereof; (ii) any sale of the Shares and Options will be accomplished only in accordance with the Act or the rules and regulations of the SEC adopted thereunder. Proxhill acknowledges that a standard form of stop transfer order will be placed against the Shares and Options on the books and records of the Company's transfer agent and that a legend reading substantially as follows has been placed on all certificates representing the Shares and Options:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). They may not be sold, assigned or transferred in the absence of an effective registration statement, receipt of a "no action" letter from the SEC or an opinion of counsel satisfactory to the Company that registration is not required under the Act.

         6.11 No Inducement. Proxhill has not relied upon or been induced by any statements, representations or warranties (whether expressed, implied in fact or implied by law) of any kind, nature or description, concerning the chances or probability of the Shares and Options to either increase or decrease in value made by the Company, its agents, servants or employees; and has entered into this Agreement and is agreeing to accept the Shares and Options based solely upon its independent findings and conclusions concerning the Company and its financial condition and not upon any representation, statements or warrants of the Company or any obligations to make any such representations.

         6.12 Business / Relationship. Proxhill is in the business of but not limited to, providing Media financing to companies that have a consumer product and/or service. Proxhill was not formed specifically to execute this transaction. Further, Proxhill has no common ownership or other affiliation with the Company or SC, other than what is contemplated by this Agreement.

                                   ARTICLE VII

                         REGISTRATION RIGHTS PROVISIONS


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



         7.1 "Piggy Back" Registration Rights. If the Company shall, at any time after the closing and prior to the fifth (5th) anniversary thereof, other than what is agreed to in this Agreement. propose the registration of an offering of its debt or equity securities, the Company shall give written notice as promptly as possible of such proposed registration to Proxhill and will use all reasonable efforts to cause the offering of such amount of Shares and Options owned by Proxhill, as Proxhill shall request, within fifteen (15) calendar days after the giving of such notice, to be included, upon the same terms (including the method of distribution) of any such offer. In the event Proxhill proposes a registration, it shall be in conformance with Article IV, Section 4.7 of this Agreement.

         7.2 Securities Registration Expenses. Unless otherwise agreed to by Proxhill and the Company, the Company shall pay all costs and expenses associated with any registration initiated by the Company, including without limitation, (i) all filing fees with the Commission; (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Shares and Options);
(iii) printing expenses; (iv) the fees and expenses incurred in connection with the listing of the Shares and Options; (v) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters), including costs associated with registrations requested by Proxhill, as set forth in Article IV, Section 4.7, and (vi) any registration statement that is requested by Proxhill that must be executed by the Company on its own behalf or for Proxhill. The Company agrees to provide full cooperation in a timely manner for any registration statement for or by Proxhill, as is more fully described in Article IV, Section 4.7.

         Proxhill shall pay all of its own costs and expenses incurred, including all commissions, legal fees and expenses associated with registration and compliance under the various blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Securities) for the sale or other distribution of the Securities with any states selected by Proxhill not previously registered by the Company, pursuant to the terms of this Agreement. The Company agrees to provide full cooperation in a timely manner for any registration statement for or by Proxhill, as is more fully described in
Article IV, Section 4.7.

                                  ARTICLE VIII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         8.1 Survival. The parties agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive and extend until the complete utilization of the Partially Prepaid Purchase Order or the termination of this Agreement, whichever is the later. Furthermore, in the event this Agreement is terminated for any reason, the provisions of Articles IV, Section 4.2 shall survive for a period of twenty-four (24) months from the date of execution, as provided therein.

         8.2 Indemnification. Each of the parties agrees to save, defend and indemnify the other parties against and hold them harmless from any and all liabilities, of every kind, nature and description, fixed or contingent (including, without limitations, counsel fees and expenses in

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                                       16
connection with any action, claim or proceeding relating to such liabilities) arising out of any transaction or event commencing or occurring on or prior to the date hereof related to the Partially Prepaid Purchase Order or by reason of any breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made by each party hereunder or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any respect.

         8.3 Defense of Claims. A party entitled to indemnification hereunder (an "Indemnified Party") agrees to notify each party required to indemnify hereunder (an "Indemnifying Party") with reasonable promptness of any claim asserted against it in respect to which any Indemnifying Party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. An Indemnifying Party shall have the right to defend any such claim at its own expense and with counsel of its choice; provided, however, that such counsel shall have been approved by the Indemnified Party prior to engagement, which approval shall not be unreasonably withheld or delayed; and provided further, that the Indemnified Party may participate in such defense, if it so chooses, with its own counsel and at its own expense.

         8.4 Rights Without Prejudice. The rights of the parties under this Article are without prejudice to any other right or remedies that it may have by reason of this Agreement or as otherwise provided by law.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1 Expenses. Each of the parties shall bear its own expenses in connection herewith, including attorneys' and accountants' fees, with the exception that the Company shall bear the expenses detailed in Article III, Sections 3.2, 3.4, 3.7 and Article VII, Section 7.2.

         9.2 Assignment. This Agreement shall not be assigned without the prior written consent of the Company, SC, and Proxhill.

         9.3 Non-Disclosure, Confidential Information. For a period of twenty-four (24) months from the execution date of this Agreement, Proxhill and the Company, their subsidiaries, representatives and agents hereby acknowledge and agree that in the process of negotiating, entering into, and executing this and any subsequent transaction(s), the parties will be exposed to certain trade secrets and confidential knowledge which the parties consider as their confidential, proprietary, trade secret information, the confidentiality of which is fundamental to the business operations of the respective parties. Each party to this Agreement acknowledges and agrees that such party and its representatives will hold in a fiduciary capacity and in strict confidence all information, knowledge, data and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other parties all such documents (including the schedules and exhibits attached to this Agreement) then in such receiving

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                                       17
party's possession without retaining copies thereof; provided, however, that each party's obligations under this Article to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or stockholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed. The parties agree that the remedy-at-law in any breach of the provisions of this Article will be inadequate and/or difficult to calculate, and therefore in addition to those remedies, each party will be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited hereunder.

         Each party also acknowledges and agrees that they shall not divulge to others, nor allow any of its employees, representatives, confidants, associates, or agents to divulge, by written, oral, electronic or by any other means whatsoever, any trade secret or confidential knowledge, pertaining to the business and affairs of the other party, obtained by a party as a result of its engagement hereunder, unless authorized in writing, by the other party.

         In the event either party breaches this portion of the Agreement, the damages incurred will be difficult to calculate and determine in sufficiently definite terms. Therefore, both Proxhill and the Company acknowledge and agree that in the event of a breach, the non-breaching party will be entitled, in addition to its equitable and other legal remedies, the sum of $1,000,000, whichever is greater, as liquidated damages.

         9.4 Publicity. The parties agree that no publicity, releases or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed; provided this Article shall not serve to prevent a delay of disclosure which, in the opinion of counsel for the disclosing party is advisable under applicable state or federal law.

         9.5 Entire Agreement. This Agreement including all of the exhibits to be attached hereto constitutes the entire Agreement of the parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement and in any schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties and upon which the parties have relied and except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

         9.6 Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if sent by certified or registered mail, return receipt requested, and postage prepaid, Federal Express, Express Mail, hand delivered or sent by telegraph or telex with confirmation as follows:

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



         If to SC, at:

         18 West 100 22nd Street
         Oakbrook Terrace, IL 60181
         Office # (708) 953-8100
         Fax # (708) 953-8101
         Attn.:   Keith Groenwald

         If to the Company, at:

         12655 Central Expressway, Suite 800
         Dallas, Texas 75244
         Office # (214) 458-9950
         Fax # (214) 726-1940
         Attn: G. Ray Miller

         If to Proxhill, at its agent, First Capital Investments, Inc., at:

         9250 East Costilla, Suite 650
         Englewood, CO 80112
         Office # (303) 792-0414
         Fax # (303) 792-0533
         Attn.: Gary J. Graham

or at such other address as any party may specify by notice given to other party in accordance with this Article. The date of giving of any such notice shall be the date of the actual receipt thereof.

         9.7 Waiver. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

         9.8 Laws of the State of Colorado. This Agreement shall be deemed to have been made and delivered in and governed by and interpreted under and construed in all respects in accordance with the laws of the State of Colorado, irrespective of the place of domicile or residence of any party, except any provisions relating to the issuance of securities by the company, as a Delaware Corporation, will be governed by Delaware Law. In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the District Court of Arapaho County, or the United States District Court within the State of Colorado, and further agree and consent that personal service of process in any such action or proceeding outside of the State of Colorado shall be tantamount to service in person within Colorado, and shall confer personal jurisdiction upon either of said courts.


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



         9.9 Injunctive Relief. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, SC, Proxhill and the Company hereby agree, consent and acknowledge that, in the event of a material breach and/or violation of any of the other material terms, conditions and restrictions imposed hereunder, the parties will be without adequate remedy-at-law and shall, therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in the District Court of the State of Colorado, or the United States District Court for the District of Colorado without the necessity of proving the extent of damages and in addition and without prejudice to any other remedies which they may have at law or in equity. For the purposes of this Agreement, the parties hereby agree and consent that upon a material breach of this Agreement, either party may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to obtain a permanent injunction enforcing this Agreement or barring, enjoining or otherwise prohibiting the other from circumventing the express written intent of the parties as enumerated in this Agreement. The jurisdictional, venue and service provisions of Article IX, Section 9.8 of this Agreement shall be applicable to this Article. Additionally, in any action commenced to enforce the terms of this Agreement, the prevailing party in any such action shall be entitled to recover its related costs and reasonable attorneys' fees associated with such action.

         9.10 Headings. The headings or captions under articles of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or effect any of the provisions of this Agreement.

         9.11 Facsimile signatures. Facsimile Signatures on this document shall be sufficient and acceptable to bind the parties and for execution of this Agreement. This Agreement shall only be effective and binding when executed by all parties hereto. Original signature pages shall be circulated promptly thereafter via US Mail, with complete original copies of this Agreement for all of the parties.



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                                       20

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written by the undersigned duly authorized person.

GRO ENTERPRISES:


By:
         By:      Keith Groenwald, Secretary


SOURCE CORP:


By:
         By:  Keith Groenwald, President


ADEX CORP:


By:
         By: Scott Thomas, Vice President


PREFERRED/TELECOM, INC.


By:
         By:  G. Ray Miller, Chairman & CEO

FIRST CAPITAL INVESTMENTS,  INC., AS IT PERTAINS TO ARTICLE III, SECTION 3.2 AND
ARTICLE IX, SECTIONS 9.6 AND 9.8:


By:
         By:  Gary J. Graham, President


PROXHILL MARKETING, LTD:


By:
         By:  Gary J. Graham, President



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